UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2010

FX Real Estate and Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2010, FX Real Estate and Entertainment Inc. (the "Company") entered into subscription agreements (the "Subscription Agreements") with certain of its directors, executive officers and greater than 10% stockholders (as named below in Item 3.02, the "Purchasers"), pursuant to which the Purchasers purchased from the Company an aggregate of 99 Units (the "Units") at a purchase price of $1,000 per Unit. Each Unit consists of (x) one share of the Company’s newly issued Series A Convertible Preferred Stock, $0.01 par value per share (the "Series A Convertible Preferred Stock"), and (y) a warrant to purchase up to 12,484.39 shares of the Company’s common stock (such number of shares being equal to the product of (i) the initial stated value of $1,000 per share of Series A Convertible Preferred Stock divided by the weighted average closing price per share of the Company’s common stock as reported on the Pink Sheets over the 30-day period immediately preceding the closing date (the "Closing Price") and (ii) 200%) at an exercise price of $0.2403 per share (such exercise price representing 150% of the Closing Price) (the "Warrants"). The Warrants are exercisable for a period of 5 years. The Company generated aggregate proceeds of $99,000 from the sale of the Units pursuant to the Subscription Agreements. The Company intends to use the proceeds to fund working capital requirements and for general corporate purposes.

As previously reported in the Company’s Current Report on Form 8-K dated February 11, 2010, as filed with the Securities and Exchange Commission on February 18, 2010 (the "February 2010 Form 8-K"), the Company created 1,500 shares of Series A Convertible Stock by filing a Certificate of Designation (the "Certificate of Designation") with the Secretary of State of the State of Delaware thereby amending its Amended and Restated Certificate of Incorporation, as amended. The Company has issued and sold thus far an aggregate of 1,398 shares of the Series A Convertible Preferred Stock as part of the Units and the sale of other units reported in the February 2010 Form 8-K, the Company’s Current Report on Form 8-K dated March 5, 2010, as filed with the Securities and Exchange Commission on March 11, 2010 (the "March 5, 2010 Form 8-K"), the Company’s Current Report on Form 8-K dated March 11, 2010, as filed with the Securities and Exchange Commission on March 17, 2010, the Company’s Current Report on Form 8-K dated April 5, 2010, as filed with the Securities and Exchange Commission on April 9, 2010, and the Company’s Current Report on Form 8-K dated April 29, 2010, as filed with the Securities and Exchange Commission on May 5, 2010 and has 102 authorized shares of Series A Convertible Preferred Stock that remain available for future issuance under the Certificate of Designation. The designation, powers, preferences and rights of the shares of Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are contained in the Certificate of Designation, the full text of which is filed with the March 5, 2010 Form 8-K as Exhibit 3.1, and are summarized in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission on April 14, 2010.

The foregoing description of the Subscription Agreements and the Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement and the form of Warrant, copies of which are filed with the February 2010 Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On June 2, 2010, the Lock Up and Plan Support Agreement dated as of October 23, 2009 (as amended, the "Lock Up Agreement") by and among the Company’s Las Vegas subsidiary, the first lien lenders under the Las Vegas subsidiary’s mortgage loans, and two corporate affiliates (LIRA Property Owner, LLC and its parent LIRA LLC; collectively, the "Newco Entities") of Robert F.X. Sillerman, Paul C. Kanavos and Brett Torino, who are directors, executive officers and/or greater than 10% stockholders of the Company, terminated in accordance with its terms and is of no further force or effect (except for (x) those provisions therein that are specified to survive termination and (y) section 6(b)(i) therein for purposes of determining the amount of any applicable adequate protection payments authorized by the bankruptcy court in the Chapter 11 Bankruptcy Proceeding (as defined below)).

The Las Vegas subsidiary, namely FX Luxury Las Vegas I, LLC, is currently a debtor in possession under chapter 11 of the United States Bankruptcy Code (the "Chapter 11 Bankruptcy Proceeding") in the United States Bankruptcy Court for the District of Nevada (Case No. 10-17015).

The Las Vegas subsidiary initiated the Chapter 11 Bankruptcy Proceeding on April 21, 2010 pursuant to the terms and conditions of the then in effect Lock Up Agreement. Prior to its termination, the Lock Up Agreement had contemplated the orderly liquidation of the Las Vegas subsidiary in the Chapter 11 Bankruptcy Proceeding by disposing of its Las Vegas property (approximately 17.72 contiguous acres of real property located at the southeast corner of Las Vegas Boulevard and Harmon Avenue in Las Vegas, Nevada) for the benefit of the Las Vegas subsidiary’s (and its predecessor entities’) creditors either pursuant to an auction sale for at least $256 million or, if the auction sale had not been completed, pursuant to a prearranged sale to the Newco Entities under the terms of the Chapter 11 Bankruptcy Proceeding’s plan of liquidation.

The parties to the Lock Up Agreement acknowledged that the Lock Up Agreement terminated in accordance with its terms because the Las Vegas subsidiary intends to seek bankruptcy court approval of different bidding procedures for sale of the Las Vegas property and a modified cash collateral order. The parties to the Lock Up Agreement consented to, and did not dispute, the termination of the Lock Up Agreement and agreed that such termination was not a "fault-based" termination under the Lock Up Agreement. Such parties also agreed that the plan funding agreement and equity sponsor commitment (as such agreement and commitment are specified in the Lock Up Agreement) terminated and are of no further force or effect.

As a result of termination of the Lock Up Agreement, the prearranged sale of the Las Vegas property to the Newco Entities is of no further force or effect. Because the Lock Up Agreement’s termination was not a "fault-based" termination, the Newco Entities received a full refund of their $2.2 million deposit for the prearranged sale. If the new bidding procedures are approved by the Bankruptcy Court in the Chapter 11 Bankruptcy Proceeding and the Newco Entities are still interested in purchasing the Las Vegas property, they may seek to do so in accordance with the new bidding procedures, along with other interested parties who may meet the bidding procedures criteria.

Invariably, the Las Vegas property will be liquidated in the Chapter 11 Bankruptcy Proceeding and it is extremely unlikely the Company will receive any benefit from such liquidation of the Las Vegas property. The loss of the Las Vegas property, which is substantially the entire business of the Company, will have a material adverse effect on the Company’s business, financial condition, prospects and ability to continue as a going concern. If the Company is to continue, then a new or different business will need to be developed and there is no assurance that such a business could or would be possible or that the Company could obtain the necessary financing to allow implementation of such business.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Subscription Agreements described in Item 1.01 above, the Company sold the following equity securities in a private placement:

• Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, and his spouse, Laura Baudo Sillerman, purchased 33 Units.

• Paul C. Kanavos, the Company’s President, and his spouse, Dayssi Olarte de Kanavos, purchased 33 Units.

• TTERB Living Trust, an affiliate of Brett Torino, a greater than 10% stockholder of the Company, purchased 33 Units.

These sales of securities were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX Real Estate and Entertainment Inc.

June 8, 2010	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary